UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 17, 2024
Wag! Group Co.
(Exact name of registrant as specified in its charter)

Delaware	001-40764	88-3590180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Francisco Street, Suite 360 San Francisco, California	94133
(Address of principal executive offices)	(Zip Code)
(707) 324-4219
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PET	The Nasdaq Global Market
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	PETWW	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01    Entry into a Material Definitive Agreement.
On July 17, 2024, Wag! Group Co., a Delaware corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Craig-Hallum Capital Group LLC (the “Underwriter”) relating to the underwritten public offering (the “Offering”) of 7,407,407 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share, at a price to the public of $1.35 per share, before deducting underwriting discounts and commissions and other offering expenses.
The Company estimates that the net proceeds from the Offering will be approximately $8.5 million, after deducting underwriting discounts and commissions and estimated offering expenses. The Company intends to use the net proceeds it receives from the Offering to repay approximately $8.5 million of indebtedness, with any remainder to be used for working capital and general corporate purposes. There were no selling stockholders in the Offering. The closing of the Offering is expected to occur on or about July 18, 2024, subject to the satisfaction of customary closing conditions.
The Offering is being conducted pursuant to a shelf registration statement on Form S-3, including a base prospectus, that was filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), and declared effective on September 13, 2023.
The Underwriting Agreement contains customary representations, warranties and covenants by the Company, as well as customary indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act, other obligations of the parties and termination provisions.
The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of the Underwriting Agreement and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement, and may be subject to limitations agreed upon by the contracting parties.
The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.
A copy of the opinion of Latham & Watkins LLP, counsel to the Company, with respect to the legality of the issuance and sale of the Shares in the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 8.01    Other Events.
The Company is supplementing the Company’s risk factors in its Annual Report on Form 10-K filed with the SEC on March 20, 2024 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 filed with the SEC on May 9, 2024 with the risk factor set forth below.

Our current debt obligations could materially and adversely affect our business, financial condition, results of operations, and prospects, and our ability to meet our payment obligations under our debt facility depends on our ability to generate significant cash flows, raise sufficient proceeds from this offering and any future offerings of securities, renegotiate the existing terms of the debt facility, and/or obtain alternative financing. We cannot assure you that we will be able to generate sufficient cash flow, raise sufficient proceeds from this offering and any future offerings of securities, renegotiate the existing terms of the debt facility, and/or obtain alternative financing on terms acceptable to us or at all.
We have incurred net losses in each year since inception and have funded operations primarily through sales of our common stock and issuance of debt. Our ability to meet our payment obligations under our existing Blue Torch debt facility, which had an outstanding principal amount of $25.7 million as of June 30, 2024 and has estimated maturity and balloon payments of $24.1 million due in August 2025, depends on our ability to generate significant cash flows, obtain sufficient proceeds from this offering and any future offerings of securities, renegotiate the existing terms of the debt facility, and/or obtain alternative financing prior to the maturity of the debt. This ability, to some extent, is subject to market, economic, financial, competitive, and regulatory factors as well as other factors that are beyond our control. While we are seeking to refinance the remaining debt following the expiration of the prepayment penalty in August 2024, there can be no assurance that we will be able to refinance the debt on acceptable terms or at all. Further, there can be no assurance that our business will generate cash flow from operations, or that we will raise sufficient proceeds from this offering or any future offerings of securities, or that additional capital will be available to us, in amounts sufficient to enable us to meet our debt payment obligations and to fund other liquidity needs. If we are unable to generate sufficient cash flows and offering proceeds to service our debt payment obligations, we may need to refinance or restructure our debt, sell assets, reduce or delay capital investments, or seek to raise additional capital. If refinancing or borrowing guidelines become more stringent and such changes result in increased costs to comply, or if we are unable to implement one or more of these alternatives, we may be unable to meet our debt payment obligations as they become due, which could materially and adversely affect our business, financial condition, results of operations, and prospects.
At this time, the uncertainty of our ability to meet our debt payment obligations raises substantial doubt about our ability to continue as a going concern. This may adversely impact our ability to renegotiate the existing terms of our debt facility, conduct offerings of our securities, and/or obtain alternative financing on terms acceptable to us or at all.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits:

Exhibit Number	Description
1.1	Underwriting Agreement dated July 17, 2024
5.1	Opinion of Latham & Watkins LLP
23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAG! GROUP CO.

By:	/s/ ALEC DAVIDIAN
Alec Davidian
Chief Financial Officer
(Principal Financial and Accounting Officer)
Date: July 17, 2024
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